EXHIBIT 10.49
TERMS OF CHANGE IN CONTROL AGREEMENT WITH AN EXECUTIVE OFFICER

The form of Change in Control Agreement (the “Agreement”), filed as Exhibit 10.2 to the Registrant’s Quarterly Report on From 10-Q for the quarterly period ended June 30, 2009, contains blanks where the multiple of the executive’s base amount and the term of continued benefits provided under the Agreement vary for certain executives.  The executive officers who entered into the Agreement, the multiple of the executive’s base amount and the term of continued benefits provided under the Agreement are listed in the following chart:

	Number of Times Base Amount	Term of Continued Benefits
Executive Officer	Section (4 a)	Section (4 b & c)
Barbara J. Perino
Executive Vice President, Operations and Technology of the Bank	2 times	24 months